Exhibit 21.1
THE ESTÉE LAUDER COMPANIES INC.

LIST OF SUBSIDIARIES

The following table lists all of the active subsidiaries of The Estée Lauder Companies Inc. and the jurisdiction of incorporation or organization of each subsidiary as of June 30, 2026 and excludes any subsidiaries that are inactive or have no operating activity.

Name	Jurisdiction in which Incorporated or Organized

ELCA Cosmeticos, Inc. (Argentina Branch)	Argentina
Bobbi Brown Professional Cosmetics Pty. Limited	Australia
Deciem Australia Pty. Limited	Australia
Estee Lauder Pty. Limited	Australia
Make-Up Art Cosmetics Pty. Limited	Australia
Estee Lauder Cosmetics GmbH	Austria
Estee Lauder Azerbaijan LLC	Azerbaijan
ELCA Bahrain WLL	Bahrain
ELCA (Barbados) Consultancy Ltd.	Barbados
Estee Lauder Belgium BV	Belgium
Estee Lauder BV	Belgium
Estee Lauder Coordination Center BV	Belgium
Estee Lauder Cosmetics NV	Belgium
Whitman LBS NV	Belgium
ELCA Cosmeticos Ltda.	Brazil
Elegância Distribuidora de Cosméticos Ltda.(1)	Brazil
Estee Lauder Bulgaria EOOD	Bulgaria
DB GP Co. Inc.	Ontario
Deciem Beauty Group Inc.	Canada
Deciem Distribution Inc.	Canada
Deciem Inc.	Canada
Estee Lauder Cosmetics Ltd.	Canada
Whitman Laboratories Limited	Ontario
CELA Cosmeticos S.A.	Chile
ELCA Cosmetics (Shanghai) Limited	China
ELCA Logistics Services (Hainan) Co., Ltd.	China
Estee Lauder (Shanghai) Commercial Company Ltd.(2)	China
Estee Lauder Companies Innovation R&D (China) Co. Ltd.	China
Estee Lauder Companies Supply Chain Management (Shanghai) Co., Ltd.	China
Estee Lauder Companies Travel Retail Services (Hainan) Co., Ltd	China
Hangzhou Jianfa Meixue Technologies Co., Ltd.(3)	China
Have & Be (Shanghai) Co., Ltd.	China
ELCA Cosmetics (Shanghai) Limited (Pudong Branch)	China
ELCA Cosméticos Colombia SAS	Colombia
ELCA Cosmetics Limited	Cyprus
Estee Lauder BV - odštěpný závod (Czech Republic Branch)	Czech Republic
Estee Lauder CZ, s.r.o.	Czech Republic
Estee Lauder Cosmetics A/S	Denmark
111 Skin Ltd.(3)	England

Aveda Limited	England
Deciem UK Ltd.	England
Estee Lauder Cosmetics Limited	England
Estee Lauder Travel Retailing Inc. (England Branch)	England
Estee Lauder Trustee Company Limited	England
Estee Lauder UK Holdings Ltd.	England
Jo Malone Limited	England
Mountain Valley Springs U.K. Private Limited(3)	England
Saltwell Candles Limited	England
Whitman Laboratories Limited (England Branch)	England
Whitman LB Ltd	England
Estee Lauder Finland Oy	Finland
ELCO S.A.S.	France
Estee Lauder Companies Europe SNC	France
Estee Lauder Companies GmbH	Germany
Estee Lauder Pensionsgesellschaft mbH	Germany
Make-Up Art Cosmetics GmbH	Germany
Estee Lauder Hellas S.A. Cosmetics Distribution	Greece
Deciem Hong Kong Limited	Hong Kong SAR, China
EL Venture (Hong Kong) Limited	Hong Kong SAR, China
Estee Lauder (Hong Kong) Limited	Hong Kong SAR, China
Estee Lauder Asia Pacific Limited	Hong Kong SAR, China
Estee Lauder Kereskedelmi KFT	Hungary
ELCA Cosmetics Private Limited	India
Forest Essentials eMarketing Private Limited(3)	India
Mountain Valley Springs India Private Limited(3)	India
PT ELC Beauty Indonesia	Indonesia
Elcalil Ltd.	Israel
Estee Lauder S.r.l.	Italy
Aveda Services K.K.(3)	Japan
EL APSC G.K.	Japan
ELC Japan G.K.	Japan
Estee Lauder Kazakhstan LLP	Kazakhstan
Deciem Asia Pacific Co., Limited	Republic Of Korea
ELCA Korea Ltd.	Republic Of Korea
ELKO Inc. (Korea Branch)	Republic Of Korea
Have&Be Co. Ltd	Republic Of Korea
ELCA Beauty SARL	Lebanon
NEDP Holding S.à r.l.	Luxembourg
Estee Lauder (Macau) Limited	Macau SAR, China
Estee Lauder Malaysia Sdn. Bhd	Malaysia
Botanicaromatica, S.A.P.I. de C.V.(3)	Mexico
ECLA, S.A. de C.V.	Mexico
Estee Lauder Cosmeticos, S.A. de C.V.	Mexico
Deciem Netherlands B.V.	Netherlands
Estee Lauder B.V.	Netherlands
Estee Lauder Limited	New Zealand
Make-Up Art Cosmetics Limited	New Zealand

Estee Lauder Cosmetics A/S NUF (Norwegian Branch)	Norway
ELCA Cosmeticos S. de R. L.	Panama
Estee Lauder International Management S. de R.L.	Panama
Estee Lauder Panama Ventures S. de R.L.	Panama
CELA Cosmeticos Peru S.A.C.	Peru
ELC Beauty, Inc.	Philippines
Estee Lauder Cosmetics Pte. Ltd. (Philippine Branch)	Philippines
Estee Lauder (Poland) Sp. z o.o	Poland
Socosmet - Sociedade de Cosmetica, LDA	Portugal
Clinique Laboratories, LLC (Puerto Rico Branch)	Puerto Rico
Estee Lauder Romania S.R.L.	Romania
Estee Lauder Companies, LLC	Russian Federation
Estee Lauder Companies Saudi Limited	Saudi Arabia
Deciem Singapore Pte. Ltd.	Singapore
Estee Lauder Cosmetics Pte. Ltd.	Singapore
Estee Lauder Distribution Center Pte. Ltd.	Singapore
Estee Lauder Travel Retailing Inc. (Singapore Branch)	Singapore
Estee Lauder CZ s.r.o., o.z.	Slovak Republic
Estee Lauder Companies (Pty.) Ltd.	South Africa
Estee Lauder, S.A.	Spain
Estee Lauder Cosmetics A/S, Danmark (Sverigefilial) (Swedish Branch)	Sweden
Estee Lauder AG Lachen	Switzerland
Estee Lauder GmbH	Switzerland
Estee Lauder Logistics GmbH	Switzerland
ELCA Inc. (Taiwan, Province Of China Branch)	Taiwan, Province Of China
ELCA (Thailand) Limited	Thailand
Make-Up Art Cosmetics Ltd.	Thailand
ELCA Kozmetik Limited Sirketi	Turkey
Estee Lauder Middle East Dubai Branch	United Arab Emirates
Estee Lauder Middle East (JAFZA Branch)	United Arab Emirates
Estee Lauder Middle East FZE	United Arab Emirates
Mountain Valley Springs Middle East FZCO(3)	United Arab Emirates
Estee Lauder Ukraine LLC	Ukraine
001 DEL LLC	Delaware
1156662 Fragrances, Inc.	Delaware
Alton LLC	Delaware
Applied Genetics Incorporated Dermatics	Delaware
Aramis Inc.	Delaware
Arvital Inc.	Delaware
Aveda Corporation	Delaware
Aveda Experience Centers Inc.	Delaware
Aveda Institute Inc.	Delaware
Aveda Services Inc.	Delaware
BeautyBank Brands Inc.	Delaware
BeautyBank Inc.	Delaware
BECCA, Inc.	California
Blush Holdings I LLC	Delaware

Bobbi Brown Professional Cosmetics, Inc.	Delaware
Bumble And Bumble Products, LLC	New York
Bumble and Bumble, LLC	New York
By Kilian LLC	Delaware
Calla LLC	Delaware
Clinique Laboratories, LLC	Delaware
Clinique Manufacturing, Inc.	Delaware
Clinique Services LLC	Delaware
Color Access Inc.	Delaware
Darphin LLC	Delaware
Deciem USA LLC	Delaware
DJF Enterprises	California
Editions de Parfums LLC	Delaware
EL Eurovision LP	Delaware
EL Venture, Inc.	Delaware
ELC Beauty LLC	Delaware
ELC Brands Management Inc.	Virginia
ELC Management LLC	Delaware
ELC Online Inc.	Delaware
ELCA Cosmeticos, Inc.	Delaware
ELCA Inc.	Delaware
ELCA Middle East Inc.	Delaware
ELKO Inc.	Delaware
Estee Lauder Europe LLC	Delaware
Estee Lauder Far East Ltd.	Delaware
Estee Lauder Inc.	Delaware
Estee Lauder International, Inc.	Delaware
Estee Lauder Travel Retail Services Inc.	New York
Estee Lauder Travel Retailing Inc.	Delaware
Face Design, Inc.	New York
GAD Developer LLC	Delaware
GHR Inc.	Delaware
GLAMGLOW LLC	Delaware
Have & Be USA, Inc.	Delaware
Jo Malone Inc.	Delaware
La Mer Technology, Inc.	Delaware
Le Labo Holding LLC	Delaware
M.A.C. Cosmetics Inc.	Delaware
Make-Up Art Cosmetics (New York), Inc.	Delaware
Make-Up Art Cosmetics (U.S.) Inc.	Delaware
Make-Up Art Cosmetics Inc.	Delaware
Max Huber Research Labs, Inc.	Delaware
Mentzer Properties Inc.	New York
Moisturizing Cream, Inc.	Delaware
Nador & Fields Inc.	Delaware
Northtec LLC	New York

Novel Fragrances, Inc.	Delaware
Origins Natural Resources Inc.	Delaware
PHNX Ventures LLC	Delaware
Prescriptives Inc.	Delaware
Rodin LLC	Delaware
Sassaby Cosmetics, LLC	Delaware
Sassaby, LLC	Delaware
SBX Holding Company	California
Smashbox Beauty Cosmetics, Inc.	California
Tenant Realty Services LLC	New York
The Estee Lauder Companies Inc.	Delaware
Too Faced Cosmetics, LLC	Delaware
Whitman Packaging Corp.	New York
ELCA Cosmeticos S.A.	Venezuela
Estee Lauder (Vietnam) LLC	Vietnam
(1)Included as part of Elegância Distribuidora de Cosméticos Ltda. are retail branches for each freestanding store. Given the nature of these retail branches these have not been presented separately.
(2)Included as part of Estee Lauder (Shanghai) Commercial Company Ltd. are retail branches for each freestanding store. Given the nature of these retail branches these have not been presented separately.
(3)Indicates a subsidiary that is not wholly owned by The Estée Lauder Companies Inc.